EXHIBIT 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1997, on Rally's Hamburgers, Inc., and subsidiaries' consolidated financial statements included in this Form 10-K, into the GIANT GROUP, LTD.'s previously filed Registration Statement File No. 33-16848.




                                   ARTHUR ANDERSEN LLP



Louisville, Kentucky
March 25, 1997